                                                                    Exhibit 3.19

                               [GRAPHIC OMITTED]

                               The State of Texas

                               SECRETARY OF STATE

      IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                    NORTH AMERICAN VAN LINES OF TEXAS, INC.
                               FILE NO. 324239-00

ARTICLES OF INCORPORATION                                            MAY 7, 1973
ARTICLES OF AMENDMENT                                              JUNE 10, 1976
CHANGE OF REGISTERED OFFICE AND/OR AGENT                         JANUARY 6, 1985

[Seal of the State of Texas]            IN TESTIMONY WHEREOF, I have hereunto
                                        signed my name officially and caused to
                                        be impressed hereon the Seal of State at my office in the City of Austin, on November 15, 1999.


                                                    /s/ Elton Bomer
                                                    ---------------
                                                      Elton Bomer
                                                   Secretary of State

                                                           FILED
                                                    In the Office of the
                                                Secretary of State of Texas

                                                         MAY 7 1973


                                                      /s/ [ILLEGIBLE]
                                           Deputy Director, Corporation Division

                            ARTICLES OF INCORPORATION

                                       OF

                                  MARLEW, INC.

                                    * * * * *

            We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

            The name of the corporation is MARLEW, INC.

                                  ARTICLE TWO

            The period of its duration is perpetual.

                                 ARTICLE THREE

            The purpose or purposes for which the corporation is organized are:

            To engage in the transportation business in Texas and elsewhere and all other lawful purposes.

                                  ARTICLE FOUR

            The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) each without par value.

                                  ARTICLE FIVE

            The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE SIX

            The post office address of its initial registered office is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

                                 ARTICLE SEVEN

            The number of directors of the corporation may be fixed by the by-laws, but shall not be less than three (3).

            The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

            NAMES                           ADDRESSES
            -----                           ---------

      Donald C. Lewis               P. 0. Box 988
                                    Ft. Wayne, Indiana 46801

      Martin Weissert               P. 0. Box 988
                                    Ft. Wayne, Indiana 46801

      Terry G. Fewell               P. 0. Box 988
                                    Ft. Wayne, Indiana 46801

                                 ARTICLE EIGHT

            The names and address of the incorporators are:

                                                           FILED
                                                    In the Office of the
                                                Secretary of State of Texas

                                                        JUN 10 1976


                                                  /s/ James B. [ILLEGIBLE]
                                           Deputy Director, Corporation Division

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                OF MARLEW, INC.

      Pursuant to the provisions of 4.04(a) of the Texas Business Corporation Act, the shareholders of Marlew, Inc., have adopted the following Articles of Amendment to the Articles of Incorporation of the corporation which implement a change of corporate name:

                                   ARTICLE ONE

      The following amendment to the Articles of Incorporation was adopted on April 9, 1976.

            Article One of the Articles of Incorporation is hereby amended to read as follows: The name of the Corporation is North American Van Lines of Texas, Inc.

                                  ARTICLE THREE

      The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 1,000.

                                  ARTICLE FOUR

      The number of shares voted for such amendment was 1,000. No shares voted against such amendment.

      DATED: April 9, 1976.

                                          MARLEW, INC.


                                          By: /s/ [ILLEGIBLE]
                                              ------------------------
                                              President


                                          By: /s/ [ILLEGIBLE]
                                              ------------------------
                                              Secretary

STATE OF INDIANA ss.

COUNTY OF ALLEN  ss.

      I, the undersigned Notary Public, do hereby certify that on this 9th day of April, 1976, personally appeared before me Stephen Heiman, who declared that he is President of the Corporation executing the foregoing Amendment to Articles of Incorporation, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity of President of said corporate entity and declared that the statements therein contained are true and correct.

      IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND SEAL the day and year before written.


                                          /s/ Carol Jean Korte
                                          ------------------------------
                                          NOTARY PUBLIC IN AND FOR ALLEN
                                          COUNTY, INDIANA

My Commission Expires:

           CAROL JEAN KORTE
My commission expires September 25, 1979

STATE OF INDIANA ss.

COUNTY OF ALLEN  ss.

      I, the undersigned Notary Public, do hereby certify that on this 9th day of April, 1976, personally appeared before me Michael L. Harvey, who declared that he is Secretary of the Corporation executing the foregoing Amendment to Articles of Incorporation, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity of Secretary of said corporate entity and declared that the statements therein contained are true and correct.

      IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND SEAL the day and year before written.


                                          /s/ Carol Jean Korte
                                          ------------------------------
                                          NOTARY PUBLIC IN AND FOR ALLEN
                                          COUNTY, INDIANA

My Commission Expires:

           CAROL JEAN KORTE
My commission expires September 25, 1979

                                                              FILED
                                                       In the Office of the
                                                   Secretary of State of Texas

                                                           JAN 06 1985


                                                        /s/ Lorna Salzman
                                                  Director, Corporation Division

To the Secretary of State
  of the State of Texas:

      C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.    The name of the corporation is See attached list

2. The post office address of its present registered office is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201

3. The post office address to which its registered office is to be changed is 1601 Elm Street, c/o C T Corporation System, Dallas, Texas 75201

4.    The name of its present registered agent is C T CORPORATION SYSTEM

5.    The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated January 6, 1985.

                                                C T CORPORATION SYSTEM


                                                By Virginia Colvell
                                                   -------------------
                                                   Its Vice President

STATE OF New York  )

COUNTY OF New York )

I, Regina M. Dunn a notary public, do hereby certify that on this 27th day of December 1984, personally appeared before me Virginia Colvell who being by me first duly sworn, declared that she is the Vice President of C T Corporation System, that she signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.


                                                       /s/ Regina M. Dunn
                                                       ------------------
                                                          Notary Public

                                                         REGINA M. DUNN
                                                Notary Public, State of New York
                                                         No. 31-4726520
                                                  Qualified in New York County
                                               Commission Expires March 30, 1986

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             JUL 13 1990
                                                         Corporations Section

To the Secretary of State
  of the State of Texas:

      C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.    The name of the corporation is See attached list

2. The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4.    The name of its present registered agent is C T CORPORATION SYSTEM

5.    The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

                                                C T CORPORATION SYSTEM


                                                By /s/ [ILLEGIBLE]
                                                   -------------------
                                                   Its Vice President